UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 12, 2015
____________________
NOVATEL WIRELESS, INC.
(Exact Name of Registrant as Specified in its Charter)
____________________

Delaware	000-31659	86-0824673
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification number)
9645 Scranton Road, San Diego, California 92121
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (858) 812-3400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________________________________________________________

Item 2.02. Results of Operations and Financial Condition.
On February 19, 2015, Novatel Wireless, Inc. (the “Company”) issued a press release containing preliminary financial results for the fourth quarter and full year ended December 31, 2014, a copy of which is attached as Exhibit 99.1 and incorporated herein by reference.
The information contained in this “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may be incorporated by reference in a filing under the Exchange Act or the Securities Act of 1933, as amended, only if such subsequent filing specifically references this Form 8-K.

 Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 12, 2015, the Board of Directors of the Company (the "Board") adopted the Second Amended and Restated Bylaws of the Company, effective as of such date (the “New Bylaws”). The New Bylaws are intended primarily to update the Company’s prior bylaws (the “Prior Bylaws”) to reflect statutory and case law developments since the Prior Bylaws were adopted and to include provisions commonly found in the bylaws of public Delaware corporations similar to the Company. The New Bylaws also reflect certain non-substantive changes that were made to improve style and readability. Set forth below is a summary of the material amendments contained in the New Bylaws.
Advance Notice Provisions
Article II, Sections 5 and 6 of the New Bylaws (the “Advance Notice Provisions”) describe the manner in which a stockholder of the Company may properly bring business before, or nominate any person for election to the Board at, an annual or special meeting of stockholders. The Advance Notice Provisions set forth the various eligibility requirements that must be met by (a) any stockholder who wishes to bring such business before an annual or special meeting of stockholders and (b) any nominee for election to the Board. The Advance Notice Provisions also describe the substantive and procedural requirements that a stockholder must comply with in order to properly bring business, including nomination of any person for election to the Board, before an annual or special meeting.
Among other requirements, the Advance Notice Provisions provide that (i) a stockholder must provide to the secretary of the Company timely notice (generally 90-120 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders) of any business, including director nominations, proposed to be brought before the annual or special meeting, which notice must conform to the substantive requirements set forth in the New Bylaws, (ii) a stockholder must deliver certain information regarding the person(s) making the proposal, and in the case of any nominee for election to the Board, information regarding such nominee, in each case as set forth in the New Bylaws, (iii) any nominee for election to the Board must provide both an executed questionnaire regarding his or her background, qualifications, stock ownership and independence, and an executed representation agreement regarding voting commitments, indemnification or similar arrangements and compliance with Company policies applicable to members of the Board, and (iv) in order to call a special meeting of stockholders, the Secretary of the

Company must receive one or more written demands to call a special meeting, in accordance with the substantive requirements set forth in the New Bylaws, from stockholders holding not less than an aggregate of 25% of the Company’s outstanding shares, which percentage was increased from the 10% aggregate share ownership required by the Prior Bylaws.
The Prior Bylaws did contain advance notice provisions and procedures for the Company’s stockholders to bring business before, or nominate persons for election to the Board at, annual or special meetings of stockholders; however, they did not (A) require adequate disclosures with respect to proposing/nominating stockholder(s), stockholder nominees and stockholder proposals; (B) require that the proposing/nominating stockholder be present at the stockholders’ meeting; or (C) require for the continuous updating of those disclosures contained within the notice.
Number of Directors
Article III, Section 2 of the New Bylaws gives the Board the exclusive authority to fix by resolution the number of directors of the Company, within the limits specified in the New Bylaws, which limits remain unchanged from the Prior Bylaws. The Prior Bylaws provided that the number of directors could be fixed by resolution of the Board or by the Company’s stockholders.
Exclusive Forum for Adjudication of Disputes
Article IX of the New Bylaws designates the state or federal courts located within the state of Delaware, subject to such courts having personal jurisdiction over the parties named as defendants, as the exclusive forum for stockholder derivative actions or actions asserting (a) claims of breach of fiduciary duty, (b) claims under Delaware law or (c) claims governed by the internal affairs doctrine. The Prior Bylaws did not contain a forum selection provision.
The foregoing description of the New Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the New Bylaws, a copy of which is attached as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)    Exhibits
3.1        Second Amended and Restated Bylaws of Novatel Wireless, Inc.
99.1        Press Release, dated February 19, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Novatel Wireless, Inc.

By:     /s/ Michael A. Newman
Michael A. Newman
Executive Vice President, Chief Financial Officer
and Secretary
Date: February 19, 2015